                                                               Sub-Item 77Q1(e)

                                AMENDMENT NO. 1
                                      TO
                    MASTER INTERGROUP SUB-ADVISORY CONTRACT

   This Amendment dated as of December 3, 2012, amends the Master Intergroup Sub-Advisory Contract (the "Contract"), dated August 27, 2012 by and among Invesco Advisers, Inc. (the "Adviser"), on behalf of Invesco Van Kampen High Income Trust II, and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

   WHEREAS, the Trust desires to amend the Agreement to change the name of the Trust from Invesco Van Kampen High Income Trust II to Invesco High Income Trust II;

   IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                          INVESCO ADVISERS, INC.

                                          Adviser

                                          BY:     /s/ John M. Zerr
                                                  -----------------------------
                                          NAME:   John M. Zerr
                                          TITLE:  Senior Vice President

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
INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH                    INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser                                                  Sub-Adviser

By:     /s/ Alexander Lehmann   /s/ C. Puschmann             By:     /s/ M. McLoughlin
        ----------------------------------------                     ---------------------------------------
Name:   Alexander Lehmann       C. Puschmann                 Name:   M. McLoughlin
Title:  Managing Director     Managing Director              Title:  Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED                     INVESCO AUSTRALIA LIMITED

Sub-Adviser                                                  Sub-Adviser

By:     /s/ Masakazu Hasegawa                                By:     /s/ Nick Burrell
        ----------------------------------------                     ---------------------------------------
Name:   Masakazu Hasegawa                                    Name:   Nick Burrell
Title:  Managing Director                                    Title:  Company Secretary

INVESCO HONG KONG LIMITED                                    INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                                  Sub-Adviser

By:     /s/ Fanny Lee   /s/ Gracie Liu                       By:     /s/ Jeffrey H. Kupor
        ----------------------------------------                     ---------------------------------------
Name:   Fanny Lee       Gracie Liu                           Name:   Jeffrey H. Kupor
Title:  Director         Director                            Title:  Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By:     /s/ Harsh Damani   /s/ Jamie Kingston
        ----------------------------------------
Name:   Harsh Damani         Jamie Kingston
Title:  SVP Fund Admin         SVP Product

                                   EXHIBIT A

                           ADDRESSES OF SUB-ADVISERS
                           -------------------------

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
14th Floor, Roppongi Hills Mori Tower,
10-1, Roppongi 6-chome, Minato-ku,
Tokyo, Japan 106-6114

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited
41/F Citibank Tower
3 Garden Road, Central
Hong Kong

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7